PRESS RELEASE

March 10, 2023

Century Casinos, Inc. Announces Fourth Quarter and Full Year 2022 Results

Colorado Springs, Colorado –  March 10, 2023 – Century Casinos, Inc. (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months and year ended December 31, 2022.

Fourth Quarter 2022 Highlights*

Compared to the three months ended December 31, 2021:

•	Net operating revenue was $103.8 million, a decrease of (3%).
•	Earnings from operations were $13.8 million, a decrease of (16%).
•	Net loss attributable to Century Casinos, Inc. shareholders was ($4.0) million, a decrease of (202%).
•	Adjusted EBITDA** was $21.7 million, a decrease of (13%).
•	Loss per share was ($0.14).

2022 Highlights*

Compared to the year ended December 31, 2021:

•	Net operating revenue was $430.5 million, an increase of 11%.
•	Earnings from operations were $67.6 million, a decrease of (1%).
•	Net earnings attributable to Century Casinos, Inc. shareholders was $8.0 million, a decrease of (61%).
•	Adjusted EBITDA** was $103.3 million, an increase of 6%.
•	Basic earnings per share was $0.27, a decrease of (61%).
•	Diluted earnings per share was $0.25, a decrease of (62%).
•	Book value per share*** at December 31, 2022 was $4.82.

The consolidated results for the three months and years ended December 31, 2022 and 2021 are as follows:

	For the three months			For the year
Amounts in thousands, except per share data	ended December 31,			ended December 31,
Consolidated Results:	2022	2021	% Change	2022	2021	% Change
Net Operating Revenue	$103,754	$107,300	(3%)	$430,529	$388,506	11%
Earnings from Operations	13,757	16,430	(16%)	67,612	68,518	(1%)
Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders	$(4,042)	$3,960	(202%)	$7,976	$20,622	(61%)

Adjusted EBITDA**	$21,666	$24,888	(13%)	$103,340	$97,926	6%

(Loss) Earnings Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$(0.14)	$0.13	(208%)	$0.27	$0.70	(61%)
Diluted	$(0.14)	$0.13	(208%)	$0.25	$0.66	(62%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

“We finished 2022 with record net operating revenue and Adjusted EBITDA despite disruptions and temporary closures at our Caruthersville property due to low water levels in the Mississippi River. In December 2022, we completed the relocation of the Caruthersville casino from the riverboat and barge to the land-based pavilion where we will operate the casino until the casino and hotel development project is complete. Construction on this project and our Cape Girardeau hotel project are on schedule to be completed in 2024,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “The Nevada Gaming Control Board has unanimously recommended approval to the Nevada Gaming Commission of our applications to acquire the Nugget Casino Resort and related approvals and findings of suitability. Our applications must still be approved by the Nevada Gaming Commission at its meeting on March 23, 2023. If approved, we plan to close the Nugget acquisition in early April 2023,” Messrs. Haitzmann and Hoetzinger concluded.

Reportable Segment  Results*

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of December 31, 2022:

Reportable Segment	Operating Segment	Reporting Unit
United States	Colorado	Century Casino & Hotel - Central City
Century Casino & Hotel - Cripple Creek
	West Virginia	Mountaineer Casino, Racetrack & Resort
	Missouri	Century Casino Cape Girardeau
Century Casino Caruthersville (1)
Canada	Edmonton	Century Casino & Hotel - Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
	Calgary (2)	Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other
Corporate Other (3)

(1)	Includes neighboring hotel, The Farmstead.
(2)	The Company operated Century Sports through February 10, 2022. The Company operated Century Bets! Inc. through August 2021, when operations were transferred to Century Mile Racetrack and Casino.
(3)	The Company’s equity interest in Smooth Bourbon, LLC is included in the Corporate Other reporting unit.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

2/11

The Company’s net operating revenue decreased by ($3.5) million, or (3%), and increased by $42.0 million, or 11%, for the three months and year ended December 31, 2022,  compared to the three months and year ended December 31, 2021.  Following is a summary of the changes in net operating revenue by reportable segment for the three months and year ended December 31, 2022,  compared to the three months and year ended December 31, 2021:

	Net Operating Revenue
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2022	2021	Change	Change	2022	2021	Change	Change
United States	$62,311	$68,316	$(6,005)	(9%)	$268,582	$283,285	$(14,703)	(5%)
Canada	16,467	16,396	71	—	71,572	46,428	25,144	54%
Poland	24,904	22,478	2,426	11%	90,169	58,226	31,943	55%
Corporate and Other	72	110	(38)	(35%)	206	567	(361)	(64%)
Consolidated	$103,754	$107,300	$(3,546)	(3%)	$430,529	$388,506	$42,023	11%

The Company’s earnings from operations decreased by ($2.7) million, or (16%), and by ($0.9) million, or (1%), for the three months and year ended December 31, 2022,  compared to the three months and year ended December 31, 2021.  Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months and year ended December 31, 2022,  compared to the three months and year ended December 31, 2021:

	Earnings (Loss) from Operations
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2022	2021	Change	Change	2022	2021	Change	Change
United States	$11,401	$16,455	$(5,054)	(31%)	$60,884	$77,021	$(16,137)	(21%)
Canada	2,621	2,180	441	20%	11,461	4,534	6,927	153%
Poland	2,536	2,085	451	22%	9,205	(443)	9,648	2178%
Corporate and Other	(2,801)	(4,290)	1,489	35%	(13,938)	(12,594)	(1,344)	(11%)
Consolidated	$13,757	$16,430	$(2,673)	(16%)	$67,612	$68,518	$(906)	(1%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

3/11

Net earnings attributable to Century Casinos, Inc. shareholders decreased by ($8.0) million, or (202%), and by ($12.6) million, or (61%), for the three months and year ended December 31, 2022,  compared to the three months and year ended December 31, 2021.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three months and year ended December 31, 2022,  compared to the three months and year ended December 31, 2021:

	Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2022	2021	Change	Change	2022	2021	Change	Change
United States	$3,355	$10,146	$(6,791)	(67%)	$24,759	$49,628	$(24,869)	(50%)
Canada	1,274	859	415	48%	6,070	1,124	4,946	440%
Poland	1,526	1,880	(354)	(19%)	5,811	440	5,371	1221%
Corporate and Other	(10,197)	(8,925)	(1,272)	(14%)	(28,664)	(30,570)	1,906	6%
Consolidated	$(4,042)	$3,960	$(8,002)	(202%)	$7,976	$20,622	$(12,646)	(61%)

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

Adjusted EBITDA** decreased by ($3.2) million, or (13%), and increased by $5.4 million, or 6%, for the three months and year ended December 31, 2022 compared to the three months and year ended December 31, 2021.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three months and year ended December 31, 2022 compared to the three months and year ended December 31, 2021:

	Adjusted EBITDA**
	For the three months				For the year
Amounts in	ended December 31,		$	%	ended December 31,		$	%
thousands	2022	2021	Change	Change	2022	2021	Change	Change
United States	$16,365	$21,179	$(4,814)	(23%)	$80,297	$95,760	$(15,463)	(16%)
Canada	3,748	3,396	352	10%	18,396	9,510	8,886	93%
Poland	3,195	3,231	(36)	(1%)	11,874	2,629	9,245	352%
Corporate and Other	(1,642)	(2,918)	1,276	44%	(7,227)	(9,973)	2,746	28%
Consolidated	$21,666	$24,888	$(3,222)	(13%)	$103,340	$97,926	$5,414	6%

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

4/11

Balance Sheet and Liquidity

As of December 31, 2022, the Company had $101.8 million in cash and cash equivalents compared to $107.8 million in cash and cash equivalents at December 31, 2021.  Cash and cash equivalents as of December 31, 2022 do not include restricted cash, which includes $100.2 million in escrow to fund the acquisition of Nugget Sparks, LLC. As of December 31, 2022, the Company had $349.6 million in outstanding debt compared to  $181.5 million in outstanding debt at December 31, 2021. The outstanding debt as of December 31, 2022 included $347.4 million related to a term loan under the Company’s credit agreement with Goldman Sachs Bank USA (“Goldman”),  $4.7 million of bank debt related to Century Resorts Management GmbH (“CRM”), and $14.4 million related to a long-term land lease for Century Downs Racetrack and Casino (“CDR”), net of $16.8 million in deferred financing costs. The Company also has a $284.9 million long-term financing obligation under its triple net master lease (“Master Lease”) of its West Virginia and Missouri properties.

Conference Call Information

Today the Company will post a copy of its Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2022 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post a presentation of the 2022 results on its website at www.cnty.com/investor/presentations/.

The Company will host its fourth quarter 2022 earnings conference call today, Friday,  March 10, 2023 at 8:00 am MST. U.S. domestic participants should dial 1-800-225-9448. For all international participants, please use 203-518-9708 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at www.eventcastpro.com/webcasts/cc/events/037P3Q.cfm or obtain a recording of the call on the Company’s website until March 31, 2023 at www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

5/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of (Loss) Earnings

	For the three months		For the year
	ended December 31,		ended December 31,
Amounts in thousands, except for per share information	2022	2021	2022	2021
Operating revenue:
Net operating revenue	$103,754	$107,300	$430,529	$388,506
Operating costs and expenses:
Total operating costs and expenses	91,111	90,870	366,166	319,988
Earnings from equity investment	1,114	—	3,249	—
Earnings from operations	13,757	16,430	67,612	68,518
Non-operating (expense) income, net	(16,388)	(8,842)	(61,602)	(40,369)
(Loss) earnings before income taxes	(2,631)	7,588	6,010	28,149
Income tax (provision) benefit	(470)	(2,558)	7,660	(6,371)
Net (loss) earnings	(3,101)	5,030	13,670	21,778
Net earnings attributable to non-controlling interests	(941)	(1,070)	(5,694)	(1,156)
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(4,042)	$3,960	$7,976	$20,622

(Loss) earnings per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.14)	$0.13	$0.27	$0.70
Diluted	$(0.14)	$0.13	$0.25	$0.66

Weighted average common shares
Basic	29,866	29,619	29,809	29,593
Diluted	31,414	31,581	31,480	31,388

Condensed Consolidated Balance Sheets
	December 31,	December 31,
Amounts in thousands	2022	2021
Assets
Current assets	$228,019	$140,680
Property and equipment, net	464,650	472,302
Other assets	192,298	90,376
Total assets	$884,967	$703,358

Liabilities and Equity
Current liabilities	$65,413	$60,433
Non-current liabilities	665,355	492,568
Century Casinos, Inc. shareholders' equity	144,028	141,624
Non-controlling interests	10,171	8,733
Total liabilities and equity	$884,967	$703,358

6/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended December 31, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$3,355	$1,274	$1,526	$(10,197)	$(4,042)
Interest expense (income), net (1)	7,221	547	(100)	9,373	17,041
Income taxes (benefit)	826	636	788	(1,780)	470
Depreciation and amortization	4,946	1,123	627	63	6,759
Net earnings attributable to non-controlling interests	—	178	763	—	941
Non-cash stock-based compensation	—	—	—	697	697
Gain on foreign currency transactions, cost recovery income and other	(1)	(14)	(441)	(197)	(653)
Loss on disposition of fixed assets	18	4	32	—	54
Acquisition costs	—	—	—	399	399
Adjusted EBITDA	$16,365	$3,748	$3,195	$(1,642)	$21,666

(1)

Expense of $7.2 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $6.5 million and $0.5 million, respectively, for the period presented.

	For the three months ended December 31, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$10,146	$859	$1,880	$(8,925)	$3,960
Interest expense (income), net (1)	7,145	533	(136)	3,286	10,828
Income taxes	—	594	475	1,489	2,558
Depreciation and amortization	4,665	1,214	705	119	6,703
Net earnings attributable to non-controlling interests	—	130	940	—	1,070
Non-cash stock-based compensation	—	—	—	1,084	1,084
(Gain) loss on foreign currency transactions and cost recovery income (2)	(836)	59	(674)	27	(1,424)
Loss on disposition of fixed assets	59	7	41	2	109
Adjusted EBITDA	$21,179	$3,396	$3,231	$(2,918)	$24,888

(1)

Expense of $7.1 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $0.5 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were  $8.4 million and $0.6 million, respectively, for the period presented.

(2)	Income of $0.8 million related to the sale of excess land at Mountaineer Casino, Racetrack & Resort (“Mountaineer”), net of related expenses, is included in the United States segment.

7/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2022
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$24,759	$6,070	$5,811	$(28,664)	$7,976
Interest expense (income), net (1)	28,531	2,281	(686)	34,854	64,980
Income taxes (benefit)	7,595	2,354	2,326	(19,935)	(7,660)
Depreciation and amortization	19,364	4,754	2,606	385	27,109
Net earnings attributable to non-controlling interests	—	2,787	2,907	—	5,694
Non-cash stock-based compensation	—	—	—	3,335	3,335
(Gain) loss on foreign currency transactions, cost recovery income and other (2)	(1)	123	(1,153)	(205)	(1,236)
Loss (gain) on disposition of fixed assets	49	27	63	(121)	18
Acquisition costs	—	—	—	3,124	3,124
Adjusted EBITDA	$80,297	$18,396	$11,874	$(7,227)	$103,340

(1)

Expense of $28.5 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $2.3 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $25.7 million and $2.1 million, respectively, for the period presented. Expense of $7.3 million related to the write-off of deferred financing costs in connection with the prepayment of the term loan with Macquarie Capital (USA) Inc. is included in interest expense (income), net in the Corporate and Other segment.

(2)	Loss of $2.2 million related to the sale of the land and building in Calgary in February 2022 is included in the Canada segment. The loss from the sale was offset by cost recovery income for CDR.

8/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the year ended December 31, 2021
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$49,628	$1,124	$440	$(30,570)	$20,622
Interest expense (income), net (1)	28,229	1,796	(477)	13,110	42,658
Income taxes	—	1,256	257	4,858	6,371
Depreciation and amortization	18,398	4,904	3,028	432	26,762
Net earnings attributable to non-controlling interests	—	932	224	—	1,156
Non-cash stock-based compensation	—	—	—	2,652	2,652
Gain on foreign currency transactions, cost recovery income and other (2)	(836)	(545)	(887)	(418)	(2,686)
Loss (gain) on disposition of fixed assets	341	43	44	(37)	391
Adjusted EBITDA	$95,760	$9,510	$2,629	$(9,973)	$97,926

(1)

Expense of $28.2 million related to the Master Lease is included in interest expense (income), net in the United States segment. Expense of $1.8 million related to the CDR land lease is included in interest expense (income), net in the Canada segment. Cash payments related to the Master Lease and CDR land lease were $25.3 million and $2.0 million, respectively, for the period presented.

(2)	Income of $0.8 million related to the sale of excess land at Mountaineer, net of related expenses, is included in the United States segment.

Adjusted EBITDA Margins **

	For the three months		For the year
	ended December 31,		ended December 31,
	2022	2021	2022	2021
United States	26%	31%	30%	34%
Canada	23%	21%	26%	21%
Poland	13%	14%	13%	5%
Corporate and Other	(2281%)	(2653%)	(3508%)	(1759%)
Consolidated	21%	23%	24%	25%

9/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

*    The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation and amortization, non-controlling interests net earnings (loss) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. Expense related to the Master Lease and CDR land lease is included in the interest expense (income), net line item. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA reported for each segment. Non-cash stock-based compensation expense is presented under Corporate and Other as the expense is not allocated to reportable segments when reviewed by the Company’s chief operating decision makers. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under US GAAP. Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above-mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-US GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada; the Century Casino in Cape Girardeau and Caruthersville, Missouri, and in St. Albert, Alberta, Canada; Mountaineer in New Cumberland, West Virginia; and the Century Mile Racetrack and Casino in Edmonton, Alberta, Canada. Through its Austrian subsidiary, CRM, the Company holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of eight casinos throughout Poland; and a 75% ownership interest in CDR in Calgary, Alberta, Canada. Through its United States subsidiary, Century Nevada Acquisition, Inc., the Company owns a 50% membership interest in Smooth Bourbon, LLC, which owns the land and building of the Nugget Casino Resort (“OpCo”) in Sparks, Nevada. The Company has an agreement to purchase 100% of the membership interests in OpCo and an agreement to purchase 100% of the equity interest in the Rocky Gap Casino Resort in Flintstone, Maryland. The Company also has an agreement to operate one ship-based casino. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

10/11

CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding projects in development and other opportunities, including closing of the OpCo acquisition and our Missouri construction projects, our credit agreement with Goldman and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

11/11